EXHIBIT 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Katie O’Halloran, Investor Relations 630-574-3012

Lasse Petterson Named Chief Executive Officer of Great Lakes

Oak Brook, Illinois – The Board of Directors (the “Board”) of Great Lakes Dredge & Dock Corporation (“Great Lakes”) (NASDAQ:GLDD), the largest provider of dredging services in the United States and a major provider of environmental and remediation services, announced today that Lasse Petterson will assume the role of Chief Executive Officer (CEO) on May 1, 2017.

Chairman of the Board Robert Uhler stated, “We are pleased to have Lasse join the executive management team at Great Lakes.  As expected, since becoming a Board Member late in 2016, his background, reputation and character have enabled him to be a valuable asset to the Company.  As CEO, I expect Lasse to continue to make many positive contributions that will enhance value for shareholders.  I’d like to thank Chief Financial Officer Mark Marinko for stepping in as interim CEO since the beginning of the year.  Mark’s leadership provided consistency and stability while the Company executed its strategy and carried out its operations.  The Board is appreciative of Mark’s willingness to take on the added responsibilities and his commitment to the Company.”

In his over 35-year career, Mr. Petterson has gained extensive experience in the engineering, construction and maritime industries.  Over the tenure of his career, he gained considerable international experience while working and living in Norway, Asia and the United Kingdom to oversee operations and major projects in Australia, Middle East and South America.  Most recently, Mr. Petterson served as a private consultant to clients in the Oil & Gas sector.  Mr. Petterson served as Chief Operating Officer (COO) and Executive Vice President at Chicago Bridge and Iron (CB&I) from 2009 to 2013.  Reporting directly to the CEO, he was responsible for all of CB&I's engineering, procurement and construction project operations and sales.

Prior to CB&I, Mr. Petterson was CEO of Gearbulk, Ltd., a privately held company that owns and operates one of the largest fleets of gantry craned open hatch bulk vessels in the world.  He was also President and COO of AMEC Americas, a subsidiary of AMEC plc, a British multinational consulting, engineering and project management company.  Prior to joining AMEC, Mr. Petterson served in various executive and operational positions for Aker Maritime, Inc., the deepwater division of Aker Maritime ASA of Norway, over the course of 20 years.  He spent the first nine years of his career in various positions at Norwegian Contractors, an offshore oil & gas platform contractor.  Mr. Petterson holds both master's and bachelor's degrees from the Norwegian University of Technology.

The Company

Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also a significant provider of environmental and remediation services on land and water.  The Company employs civil, ocean and mechanical engineering staff in its estimating, production and project management functions.  In its over 127-year history, the Company has never failed to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future events.

Although Great Lakes believes that its plans, intentions and expectations reflected in this press release are reasonable, actual events could differ materially. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

GLDD CORP

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